SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 18, 2009

WINDTAMER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

6053 Ely Avenue, Livonia, New York	14487
(Address of Principal Executive Offices)	(Zip Code)

(585) 346-6442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01        Entry into a Material Definitive Agreement.

Agreement for Limited Research with Clarkson University

On August 18, 2009, WindTamer Corporation (the “Company”) entered into an Agreement for Limited Research with Clarkson University (“Clarkson”).  The Agreement for Limited Research provides that Clarkson will perform certain research activities relating to testing of the Company’s wind turbines and produce a final report of the results of such tests, and Company will pay Clarkson four thousand five hundred dollars ($4,500) for such services.

Lease with Court Street Complex, LLC

On August 20, 2009, the Company entered into a Lease (the "Lease") with Court Street Complex, LLC, a New York limited liability company ("Landlord"), for certain premises consisting of a total of approximately 4300 square feet of space in an office building located at 156 Court Street, Geneseo, New York, to serve as an office and warehouse for the Company. The Company currently rents the premises on a month-to-month basis.

The Lease term will commence on November 1, 2009 and expires October 30, 2011, unless earlier terminated, with an option to extend the Lease term for a single, two-year period. Pursuant to the terms of the Lease, the monthly base rent will be $1,400 due the first of each month of the Lease. If the Company elects to extend the Lease term for the optional two-year period, the monthly base rent will be negotiated when the Company sends the Landlord written notice of its election to extend the Lease. In addition to rent, the Company agreed to pay its utilities, and is responsible for interior routine maintenance and repairs of broken glass. The Lease includes customary provisions providing for late fees for unpaid rent, insurance, Landlord access to the property and default.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.2.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 21, 2009, John Schwartz notified the Board of his decision to resign from his position as Chief Operating Officer, effective August 21, 2009. Mr. Schwartz is no longer an employee or officer of, or consultant to, the Company.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s agreement with Clarkson University and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  As a result, there can be no assurance that any or all of the plans, orders, anticipated sales and expectations described in these forward-looking statements will be completed or realized.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov.  These include without limitation: the risk of cancellation or delay of contracts; the risk that the Company’s technology and products may not achieve market acceptance; and, risks of contract performance. All forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to update such forward-looking statements.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Agreement for Limited Research between WindTamer Corporation and Clarkson University dated August 18, 2009.

10.2	Lease Agreement between WindTamer Corporation and Court Street Complex, LLC dated August 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: August 21, 2009	/s/Gerald Brock
	Name:	Gerald E. Brock
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for Limited Research between WindTamer Corporation and Clarkson University dated August 18, 2009.

10.2	Lease Agreement between WindTamer Corporation and Court Street Complex, LLC dated August 20, 2009.